Exhibit 10.02

                             U.S. $100,000,000


                             Credit Agreement


                       Dated as of February 11, 1997


                                   Among


                         LG&E Energy Systems Inc.
                                as Borrower


                          The Banks Named Herein
                                 as Banks


                                    And


                             Bank of Montreal
                                 As Agent





                             Table of Contents

Section                       Description                            Page

Article I           Definitions and Accounting Terms                    1
     Section 1.01.  Certain Defined Terms                               1
     Section 1.02.  Computation of Time Periods.                        9
     Section 1.03.  Accounting Terms.                                   9

Article II         Amounts and Terms of the Advances                    9
     Section 2.01.  The Advances                                        9
     Section 2.02.  Manner of Borrowing                                 9
     Section 2.03.  Fees                                               11
     Section 2.04.  Reduction of the Commitments                       11
     Section 2.05.  Repayment of Advances                              11
     Section 2.06.  Interest on Advances                               11
     Section 2.07.  Additional Interest on Advances                    11
     Section 2.08.  Interest Rate Determination                        12
     Section 2.09.  Conversion of Advances                             12
     Section 2.10.  Prepayments                                        13
     Section 2.11.  Increased Costs                                    14
     Section 2.12.  Illegality                                         15
     Section 2.13.  Payments and Computations                          15
     Section 2.14.  Taxes                                              17
     Section 2.15.  Sharing of Payments, Etc                           19

Article III             Conditions of Borrowings                       19
     Section 3.01.  Conditions Precedent to Initial Borrowings         19
     Section 3.02.  Condition Precedent to Each Borrowing              21
     Section 3.03.  Condition Precedent to Certain Conversions         22

Article IV           Representations and Warranties                    22
     Section 4.01.  Representations and Warranties of the Borrower     22

Article V              Covenants of the Borrower                       24
     Section 5.01.  Affirmative Covenants                              24
     Section 5.02.  Negative Covenants                                 27

Article VI                 Events of Default                           29
     Section 6.01.  Events of Default                                  29

Article VII                    The Agent                               32
     Section 7.01.  Authorization and Action                           32
     Section 7.02.  Agent's Reliance, Etc.                             32
     Section 7.03.  Bank of Montreal and Affiliates                    33
     Section 7.04.  Lender Credit Decision                             33
     Section 7.05.  Indemnification                                    33
     Section 7.06.  Successor Agent                                    34

Article VIII                 Miscellaneous                             34
     Section 8.01.  Amendments, Etc.                                   34
     Section 8.02.  Notices, Etc.                                      34
     Section 8.03.  No Waiver; Remedies.                               35
     Section 8.04.  Costs and Expenses; Indemnification.               35
     Section 8.05.  Right of Set-off                                   36
     Section 8.06.  Binding Effect                                     36
     Section 8.07.  Assignments and Participations                     36
     Section 8.08.  Governing Law                                      39
     Section 8.09.  Waiver of Jury Trial                               39
     Section 8.10.  Execution in Counterparts                          39
     Section 8.11.  Confidentiality                                    39
Signature                                                              41

Schedule I -        List of Applicable Lending Offices
Exhibit A -         Form of Note
Exhibit B -         Form of Notice of Borrowing
Exhibit C -         Form of Assignment and Acceptance
Exhibit D -         Form of Opinion of Special Counsel for the Borrower and
                    the Parent
Exhibit E -         Form of Opinion of Corporate Attorney for the Borrower
                    and the Parent

Page 4
                             Credit Agreement

                       Dated as of February 11, 1997

LG&E Energy Systems Inc., a Kentucky corporation (the "Borrower"), the banks (the "Banks") listed on the signature pages hereof, Bank of Montreal ("Bank of Montreal"), as agent (the "Agent") for the Lenders hereunder agree as follows:

                                 Article I

                     Definitions and Accounting Terms

Section 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

"Acquisition" means the acquisition by the Borrower or any of its Subsidiaries of:

(i) 5,100,900 common book entry shares, entitled to one vote per share, of par value $10.00 (Pesos ten) per share, that represent 75% of the capital and votes of Inversora de Gas del Centro S.A. ("Inversora Centro"), owned by Sideco Americana S.A. (the "Seller"), (the "Inversora Centro Shares");

(ii) 1,440,288 common book entry shares, entitled to one vote per share, of par value $10.00 (Pesos ten) per share, that represent 24% of the capital and votes of Inversora de Gas Cuyana S.A. ("Inversora Cuyana"), owned by the Seller, (the "Inversora Cuyana Shares");

(iii) 12,274,975 common book entry Class "B" shares, entitled to one vote per share, of par value $1 (Pesos one) per share, that represent 7.65% of the capital and votes of Distribuidora de Gas del Centro S.A. ("Centro"), owned by Seller, (the "Centro Shares"); and

(iv) 4,370,788 common book entry Class "B" shares, entitled to one vote per share of par value $1 (Pesos one) per share, that represent 2.16% of the capital and votes of Distribuidora de Gas Cuyana S.A. ("Cuyana"), owned by Seller, (the "Cuyana Shares").

"Adjusted Debt" means Debt of the Parent and its consolidated Subsidiaries minus (or plus in the case of a deficit) Excess Liquidity.

"Adjusted Net Working Capital" means the excess of the current assets of the Parent and its consolidated Subsidiaries other than the Utility over current liabilities of the Parent and its consolidated Subsidiaries other than the Utility, computed on a consolidated basis in accordance with GAAP except that any Debt otherwise included in such consolidated current liabilities shall be excluded if the same is due within twelve months of its incurrence.

"Advance" means an advance by a Lender to the Borrower as part of a Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance, each of which shall be a "Type" of Advance.

"Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person.

"Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

"Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit C hereto.

"Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the highest of:

(a) the rate of interest announced publicly by Bank of Montreal as its prime commercial rate, or equivalent, for U.S. dollar loans to borrowers located in the United States;

(b) 1/2 of one percent per annum above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly by Bank of Montreal on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Bank of Montreal from three New York certificate of deposit dealers of recognized standing selected by Bank of Montreal, in either case rounded upward to the nearest 1/16 of one percent; and

(c) 1/2 of one percent per annum above the Federal Funds Rate in effect from time to time.

"Base Rate Advance" means an Advance that bears interest as provided in
Section 2.06(a).

"Borrowing" means a borrowing consisting of simultaneous Advances of the same Type made by each of the Lenders pursuant to Section 2.01 or Converted pursuant to Section 2.08 or 2.09.

"Business Day" means a day of the year on which banks are not required or authorized to close in Chicago, Illinois and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

"Capitalization Ratio" means the ratio of Adjusted Debt of the Parent and its consolidated Subsidiaries to the sum of Adjusted Debt plus capital stock (including capital in excess of par and any other capital surplus) accounts (net of treasury shares) plus (or minus in the case of a deficit) the retained earnings of the Parent and its consolidated Subsidiaries, all computed in accordance with GAAP.

"Commitment" has the meaning specified in Section 2.01.

"Commitment Fee" means, on any date of determination for any Lender, a fee payable on the average daily aggregate unused amount of such Lender's Commitment, at the rate of 0.08% per annum .

"Consolidated Net Worth" means, as to any Person, the Net Worth of such Person and its Subsidiaries determined on a consolidated basis after appropriate deduction for any minority interests in Subsidiaries.

"Convert," "Conversion" and "Converted" each refers to a conversion of Advances of one Type into Advances of another Type or the selection of a new, or the renewal of the same, Interest Period for Eurodollar Rate Advances pursuant to Section 2.08 or 2.09.

"Debt" of any Person means (without duplication) all liabilities, obligations and indebtedness of such Person (i) for borrowed money,
(ii) evidenced by bonds, indentures, notes, or other similar instruments,
(iii) to pay the deferred purchase price of property or services, (iv) as lessee under leases that shall have been or should be, in accordance with GAAP, recorded as capital leases, (v) under reimbursement agreements or similar agreements with respect to the issuance of letters of credit (other than obligations in respect of letters of credit opened to provide for the payment of goods or services purchased in the ordinary course of business), (vi) in respect of equity or debt commitments to the extent reasonably quantifiable, (vii) arising as a result of a default or failure to perform by such Person or any of its Subsidiaries or any third party under any guaranty or other contract or agreement (including liabilities for liquidated damages) but only to the extent that any such liabilities or obligations are then due and payable and are not subject to a good faith dispute, (viii) under direct guaranties and indemnities in respect of, and to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, or to assure an obligee against failure to make payment in respect of, liabilities obligations or indebtedness of others of the kinds referred to in clauses (i) through (vii) above, in each case to the extent reasonably quantifiable, and (ix) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA; provided, however, that "Debt" shall not include any Nonrecourse Debt.

"Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on
Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

"Eligible Assignee" means (i) a commercial bank organized under the laws of the United States, or any State thereof; (ii) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, provided that such bank is acting through a branch or agency located in the United States; (iii) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership or other entity) engaged generally in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business; (iv) the central bank of any country that is a member of the OECD; or (v) any Lender or any Affiliate of any Lender; provided, however, that (A) any such Person described in clause (i), (ii),
(iii) or (iv) above shall also (x) have outstanding unsecured indebtedness that is rated A- or better by S&P or A3 or better by Moody's (or an equivalent rating by another nationally recognized credit rating agency of similar standing if neither such corporations is in the business of rating unsecured indebtedness of entities engaged in such businesses) and (y) have combined capital and surplus (as established in its most recent report of condition to its primary regulator) of not less than $250,000,000 (or its equivalent in foreign currency), and (B) any Person described in clause (ii), (iii) or (iv) above shall, on the date on which it is to become a Lender hereunder, be entitled to receive payments hereunder without deduction or withholding of any United States Federal income taxes (as contemplated by Section 2.14(d)).

"Environmental Laws" means any federal, state or local laws, ordinances or codes, rules, orders, or regulations relating to pollution or protection of the environment, including, without limitation, laws relating to hazardous substances, laws relating to reclamation of land and waterways and laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollution, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder, each as in effect and amended and modified from time to time.

"ERISA Affiliate" of a person or entity means any trade or business (whether or not incorporated) that is a member of a group of which such person or entity is a member and that is under common control with such person or entity within the meaning of Section 414 of the Internal Revenue Code of 1986, and the regulations promulgated and rulings issued thereunder, each as in effect and amended or modified from time to time.

"ERISA Plan" means an employee benefit plan maintained for employees of any Person or any ERISA Affiliate of such Person subject to Title IV of ERISA.

"ERISA Termination Event" means (i) a Reportable Event described in
Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to PBGC), or (ii) the withdrawal of the Borrower or any of its ERISA Affiliates from an ERISA Plan during a plan year in which the Borrower or any of its ERISA Affiliates was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate an ERISA Plan or the treatment of an ERISA Plan amendment as a termination under
Section 4041 of ERISA, or (iv) the institution of proceedings to terminate an ERISA Plan by the PBGC or to appoint a trustee to administer any ERISA Plan, or (v) any other event or condition that would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer any ERISA Plan.

"Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

"Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

"Eurodollar Margin" means, for any Eurodollar Rate Advance, 0.15% per annum.

"Eurodollar Rate" means, for the Interest Period for each Eurodollar Rate Advance made as part of the same Borrowing, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered to the Agent in London, England, by prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Agent's Eurodollar Rate Advance made as part of such Borrowing and for a period equal to such Interest Period. The Eurodollar Rate for the Interest Period for each Eurodollar Rate Advance made as part of the same Borrowing shall be determined by the Agent on the basis of applicable rates received by the Agent two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.08.

"Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.06(b).

"Eurodollar Rate Reserve Percentage" of any Lender for the Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

"Events of Default" has the meaning specified in Section 6.01.

"Excess Liquidity" means, for the Parent and its consolidated Subsidiaries other than the Utility, the lesser of cash and marketable securities (determined in accordance with GAAP, but valued at their market value) or Adjusted Net Working Capital.

"Exchange Act" means the Securities Exchange Act of 1934, and the regulations promulgated thereunder, in each case as amended from time to time.

"Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business

Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

"GAAP" means generally accepted accounting principles, applied on a basis consistent with those applied in the preparation of the financial statements referred to in Section 4.01(f), as modified from time to time in filings made in accordance with applicable regulations issued by the Securities and Exchange Commission regarding changes in accounting principles.

"Governmental Approval" means an authorization, consent, approval, license, or exemption of, registration or filing with, or report to any Governmental Authority.

"Governmental Authority" means any nation or government, any state, department, agency or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

"Interest Period" means, for each Advance made as part of the same Borrowing, the period commencing on the date of such Advance or the date of the Conversion of any Advance into such an Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be 1, 2, 3 or 6 months in the case of a Eurodollar Rate Advance as the Borrower may select, upon notice received by the Agent not later than 10:00 A.M. (Chicago time) on the third Business Day prior to the first day of such Interest Period: provided, however, that:

(i) the Borrower may not select any Interest Period that ends after the Maturity Date;

(ii) Interest Periods commencing on the same date for Advances made as part of the same Borrowing shall be of the same duration; and

(iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, in the case of any Interest Period for a Eurodollar Rate Advance, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day.

"Lenders" means the Banks listed on the signature pages hereof and each Eligible Assignee that shall become a party hereto pursuant to
Section 8.07.

"Majority Lenders" means, at any time prior to the Termination Date, Lenders having at least 66-2/3% of the Commitments (without giving effect to any termination in whole of the Commitments pursuant to Section 6.01) and at any time on or after the Termination Date, Lenders having at least 66-2/3% of the Advances outstanding, (provided that, for purposes hereof, neither the Borrower, nor any of its Affiliates, if a Lender, shall be included in (i) the Lenders having such amount of the Commitments or the Advances or (ii) determining the total amount of the Commitments or the Advances).

"Maturity Date" means June 15, 1998 or the earlier date of maturity of the Advances pursuant to Section 6.01 hereof.

"Multiemployer Plan " means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding three plan years made or accrued an obligation to make contributions.

"Net Worth" means, with respect to any Person, the excess of such Person's total assets over its total liabilities, with total assets and total liabilities each to be determined in accordance with GAAP consistently applied, excluding, however, from the determination of total assets
(i) goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles, (ii) cash held in a sinking or other analogous fund established for the purpose of redemption, retirement or prepayment of capital stock or Debt (provided that the corresponding liability is excluded from the calculation of Net Worth) and (iii) any items not included in clause (i) or (ii) above that are treated as intangibles in conformity with GAAP.

"Nonrecourse Debt" means all liabilities, obligations and indebtedness of any Person of the types described in clauses (i) through (ix) of the definition of "Debt" (such liabilities, obligations and indebtedness being hereinafter referred to as "Obligations"), which Obligations are nonrecourse to such Person (unless such Person is a special-purpose entity) and any Affiliate of such Person, other than with respect to the interest of such Person in the collateral, if any, securing such Obligations.

"Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Advances made by such Lender.

"Notice of Borrowing" has the meaning specified in Section 2.02(a).

"OECD" means the Organization for Economic Cooperation and Development.

"Parent" means LG&E Energy Corp., a Kentucky corporation.

"PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

"Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

"Register" has the meaning specified in Section 8.07(c).

"Reportable Event" has the meaning assigned to that term in Title IV of ERISA.

"Subsidiary" means, with respect to any Person, any corporation or other entity of which more than 50% of (i) the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) or (ii) other comparable equity interest, is at the time directly or indirectly owned by such Person, by such Person and one or more of its Subsidiaries, or by one or more other Subsidiaries.

"Support Agreement" means that certain Support Agreement, dated as of December 6, 1995, between the Parent and the Borrower, as the same may be amended or modified from time to time in accordance with the terms thereof and of this Agreement.

"Termination Date" means March 31, 1997, or the earlier date of termination in whole of the Commitments pursuant to Section 2.04 or Section 6.01 hereof.

"U.S. Dollars" means the lawful currency, of the United States of America.

"Utility" means Louisville Gas and Electric Company, a Kentucky corporation, and any successor thereto.

Section 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

Section 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

                                Article II

                    Amounts and Terms of the Advances;

Section 2.01. The Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount not to exceed at any time outstanding the amount set opposite such Lender's name on the signature pages hereof or, if such Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register maintained by the Agent pursuant to Section 8.07(c), as such amount may be reduced pursuant to Section 2.04 (such Lenders "Commitment"). Each Borrowing, shall be in an aggregate amount not less than $5,000,000 or an integral multiple of $500,000 in excess thereof and shall consist of Advances of the same Type and having the same Interest Period made or Converted on the same day by the Lenders ratably according to their respective Commitments. No Advance paid or prepaid may be reborrowed.

Section 2.02. Manner of Borrowing. (a) Each Borrowing shall be made on notice, given not later than 10:00 A.M. (Chicago time) on the third Business Day prior to the date of the proposed Borrowing comprising Eurodollar Rate Advances and on the date of any proposed Borrowing comprising Base Rate Advances, by the Borrower to the Agent, which shall give to each Lender prompt notice thereof. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telecopier, telex or cable, confirmed immediately in writing, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Type of Advances to be made in connection with such Borrowing, (iii) aggregate amount of such Borrowing, and (iv) in the case of a Borrowing comprising Eurodollar Rate Advances, initial Interest Period for each such Advance; provided that the Borrower may not deliver more than three (3) Notice of Borrowings hereunder. Each Lender shall, before 11:00 A.M. (Chicago time) on the date of such Borrowing, make available for the account of its applicable Lending Office to the Agent at its address referred to in
Section 8.02, in same day funds, such Lender's ratable portion (according to the Lenders' respective Commitments) of such Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower at the Agent's aforesaid address.

(b) Each notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to comprise Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss

(excluding any loss of anticipated profits), cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

(c) Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender's ratable portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing, in accordance with subsection (a) of this Section 2.02 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Agent, such Lender and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to Advances made in connection with such Borrowing, and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to make any Advance required to be made by such Lender hereunder or to prejudice any rights the Borrower may have against any Lender as a result of any default by such Lender hereunder.

(d) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

(e) Notwithstanding anything, to the contrary contained herein, no more than six Borrowings may be outstanding, at any time.

Section 2.03. Fees. The Borrower agrees to pay to the Agent for the account of each Lender the Commitment Fee for such Lender calculated from the date hereof in the case of each Bank and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date, payable in arrears on the Termination Date.

Section 2.04. Reduction of the Commitments. The Borrower shall have the right, upon at least two Business Days' notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Lenders, provided that the aggregate amount of the Commitments of the Lenders shall not be reduced to an amount that is less than the sum of the aggregate principal amount of the Advances then outstanding and provided, further, that each partial reduction shall be in the aggregate amount of $500,000 or an integral multiple thereof. Any portion of the Commitments of the Lenders so terminated may not thereafter be reinstated.

Section 2.05. Repayment of Advances. The Borrower shall repay the principal amount of each Advance made by each Lender on the Maturity Date in accordance with the Note payable to the order of such Lender. No Advance repaid or prepaid may be reborrowed.

Section 2.06. Interest on Advances. The Borrower shall pay interest on the unpaid principal amount of each Advance made by each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

(a) Base Rate Advances. If such Advance is a Base Rate Advance, a rate per annum equal at all times to the Base Rate in effect from time to time, payable quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

(b) Eurodollar Rate Advances. Subject to Section 2.07, if such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the sum of the Eurodollar Rate for such Interest Period plus the Eurodollar Margin for such Eurodollar Rate Advance, payable on the last day of each Interest Period for such Eurodollar Rate Advance (and, in the case of any Interest Period of six months, on the last day of the third month of such Interest Period) and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

Section 2.07. Additional Interest on Advances. The Borrower shall pay to each Lender, so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting,
(i) the Eurodollar Rate for the Interest Period for such Advance from
(ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Advance. Such additional interest shall be determined by such Lender and notified to the Borrower through the Agent, and such determination shall be conclusive and binding for all purposes, absent manifest error.

Section 2.08. Interest Rate Determination. (a) The Agent shall determine each interest rate applicable to the Advances and its determination thereof shall be conclusive and binding except in the case of manifest error or willful misconduct.

(b) The Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Agent for purposes of
Section 2.06(a) or (b).

(c) If, with respect to any Eurodollar Rate Advances, (a) the Agent determines that deposits in U.S. Dollars (in the applicable amounts) are not being offered to it in the London interbank market for such Interest Period or (b) the Majority Lenders notify, the Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Agent shall forthwith so notify the Borrower and the Lenders,

(i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and

(ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

Section 2.09. Conversion of Advances. (a) Voluntary. The Borrower may on any Business Day, upon notice given to the Agent not later than 10:00 A.M. (Chicago time) on the third Business Day prior to the date of any proposed Conversion into Eurodollar Rate Advances and on the date of any proposed Conversion into Base Rate Advances, and subject to the provisions of Sections 2.08 and 2.12, Convert Advances constituting all or any portion (in an aggregate principal amount of not less $5,000,000 and in integral multiples of $500,000 in excess thereof) of any Borrowing, into Advances of the other Type or Advances of the same Type having the same or a new Interest Period; provided, however, that any Conversion of, or with respect to, any Eurodollar Rate Advances into Advances of another Type or Advances of the same Type having the same or new Interest Periods shall be made on, and only on, the last day of an Interest Period for such Eurodollar Rate Advances, unless the Borrower shall also reimburse the Lenders in respect thereof pursuant to Section 8.04(b) on the date of such Conversion. Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted, and (iii) if such Conversion is into, or with respect to, Eurodollar Rate Advances, the duration of the Interest Period for each such Advance.

(b) Mandatory. If the Borrower shall fail to select the Type of any Advance or the duration of any Interest Period for any Borrowing comprising Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01 and Section 2.09(a), or if any proposed Conversion of a Borrowing that is to comprise Eurodollar Rate Advances upon Conversion shall not occur as a result of the circumstances described in paragraph (c) below, the Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

(c) Failure to Convert. Each notice of Conversion given pursuant to subsection (a) above shall be irrevocable and binding on the Borrower. In the case of any Borrowing that is to comprise Eurodollar Rate Advances upon Conversion, the Borrower shall indemnify each Lender against any loss (excluding any loss of anticipated profits), cost or expense incurred by such Lender as a result of any failure to fulfill on the date specified for such Conversion the applicable conditions set forth in Article III, including without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund such Eurodollar Rate Advances, as the case may be, upon such Conversion, when such Conversion, as a result of such failure, does not occur.

Section 2.10. Prepayments. (a) Optional. The Borrower may, upon at least two Business Days' notice (or same day notice not later than 10:00 A.M. (Chicago time) in the case of any prepayment of Base Rate Advances) to the Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Advances made as part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (i) each partial prepayment of any Borrowing shall be in an aggregate principal amount not less than $5,000,000 or an integral multiple of $500,000 in excess thereof and (ii) in the case of any such prepayment of a Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to Section 8.04(b) on the date of such prepayment.

(b) Mandatory. If and to the extent that the aggregate principal amount of Advances outstanding on any date prior to the Termination Date hereunder shall exceed the aggregate amount of the Commitments hereunder on such date, the Borrower shall prepay on such date a principal amount of Advances in an aggregate amount at least equal to such excess, together with accrued interest to the date of such prepayment on such principal amount and, in the case of any such prepayment of Eurodollar Rate Advances, the Borrower shall be obligated to reimburse the Lenders in respect thereof pursuant to
Section 8.04(b) on the date of such prepayment.

(c) Application. Upon each prepayment of the principal amount of Advances hereunder, the Agent shall apply amounts received from the Borrower to the prepayment of the principal amount of Advances outstanding in the following order of priority:

First, to the prepayment in whole or ratably in part of the principal amount of all outstanding Base Rate Advances, and

Second, to the prepayment in whole or ratably in part of the principal amount of outstanding Eurodollar Rate Advances, in such order of maturity as will, in the reasonable judgment of the Agent, minimize to the fullest extent practicable amounts payable by the Borrower in respect of such prepayment pursuant to Section 8.04(b),

Section 2.11. Increased Costs. (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage in the case of Eurodollar Rate Advances) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) issued, promulgated or made, as the case may be, after the date hereof, there shall be any increase in the cost to any Lender of agreeing, to make or making, funding or maintaining Eurodollar Rate Advances or any other Advances, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. Without prejudice to any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.11(a) shall survive the payment in full of principal and interest hereunder and under the Notes; provided, that no Lender shall be entitled to demand such compensation more than 90 days following the last day of the Interest Period in respect of which such demand is made; provided further, however, that the foregoing proviso shall in no way limit the right of any Lender to demand or receive such compensation to the extent that such compensation relates to the retroactive application of any law, regulation, guideline or request described in clause (i) or (ii) above if such demand is made within 90 days after the implementation of such retroactive law, interpretation, guideline or request. A certificate as to the nature and amount of such increased cost, submitted to the Borrower and the Agent by such Lender in good faith, shall be conclusive and binding for all purposes, absent manifest error.

(b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type or the Advances, then, upon demand by such Lender (with a copy of such demand to the Agent), the Borrower shall immediately pay to the Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation in the light of such circumstances, to the extent that such Lender determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder or the participation in or issuance or maintenance of any Advance or other commitments of the type hereunder. Without prejudice to any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.11(b) shall survive the payment in full of principal and interest hereunder and under the Notes; provided, that no Lender shall be entitled to demand such compensation more than one year following the last day of the fiscal year of such Lender during which such capital requirement was applicable and in respect of which such Lender is seeking compensation; provided further, however, that the foregoing proviso shall in no way limit the right of any Lender to demand or receive such compensation to the extent that such compensation relates to the retroactive application of any law, regulation, guideline or request described above if such demand is made within one year after the implementation of such retroactive law, interpretation, guideline or request. A certificate as to such amounts submitted to the Borrower and the Agent by such Lender in good faith shall be conclusive and binding for all purposes, absent manifest error.

(c) Notwithstanding the foregoing, no Lender shall give notice or demand for payment of any increased costs or compensation under this Section 2.11 unless such Lender is generally imposing such increased costs on its similarly situated customers.

Section 2.12. Illegality. Notwithstanding any other provision of this Agreement, if any Lender shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, (i) the obligation of the Lenders to make, or to Convert Base Rate Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist and (ii) the Borrower shall forthwith prepay in full all Eurodollar Rate Advances of all Lenders then outstanding, together with interest accrued thereon, unless the Borrower, within five Business Days of notice from the Agent, Converts all Eurodollar Rate Advances of all Lenders then outstanding into Advances of another Type in accordance with Section 2.09. Any Lender that has notified the Agent of any illegality under this
Section 2.12 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such change would avoid or eliminate such illegality and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

Section 2.13. Payments and Computations. (a) Except as otherwise expressly provided herein, the Borrower shall make each payment hereunder and under the Notes not later than 11:00 A.M. (Chicago time) on the day when due in U.S. dollars to the Agent at its address referred to in
Section 8.02 in same day funds, and any such payment to the Agent shall constitute payment by the Borrower hereunder or under the Notes, as the case may be, for all purposes, and upon such payment the Lenders shall look solely to the Agent for their respective interests in such payment. The Agent will promptly after any such payment cause to be distributed like funds relating to the payment of principal, interest or Commitment Fees ratably (other than amounts payable pursuant to Section 2.02(c), 2.07, 2.11, 2.14 or 8.04(b)) (according to the Lenders' respective Commitments) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 8.07(d), from and after the effective date specified in such Assignment and Acceptance, the Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

(b) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under any Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due.

(c) All computations of Commitment Fees and interest based on the Base Rate shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate shall be made by the Agent, and all computations of interest pursuant to Section 2.07 shall be made by a Lender, on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Agent (or, in the case of Section 2.07, by a Lender) of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business

Day, and such extension of time shall in such case be included in the computation of payment of interest or facility fees, as the case may be; provided, however, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day, and such reduction of time shall in such case be taken into account in the computation of interest or Commitment Fees, as the case may be.

(e) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment in full to the Agent, each Lender shall repay to the Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate.

(f) Notwithstanding anything to the contrary contained herein, upon the occurrence and during the continuance of an Event of Default, all Advances shall bear interest (computed on the basis of a year of 360 days and actual days elapsed or, if based on the Base Rate, on the basis of a year of 365 or 366 days, as applicable, and the actual number of days elapsed), payable on demand, at a rate per annum equal to:

(1) for any Base Rate Advance, the sum of two percent (2%) plus the Base Rate from time to time in effect: and

(2) for any Eurodollar Rate Advance, the sum of two percent (2%) plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of two percent (2%) plus the Base Rate from time to time in effect.

Section 2.14. Taxes. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.13, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its income and any withholdings in connection therewith, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

(c) The Borrower will indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 2.14) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses, other than those arising from such Lender's gross negligence) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor.

(d) Prior to the date of the initial Borrowing in the case of each Bank, and on the date of the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender, and from time to time thereafter if requested by the Borrower or the Agent, each Lender organized under the laws of a jurisdiction outside the United States shall provide the Agent and the Borrower with the forms prescribed by the Internal Revenue Service of the United States certifying that such Lender is exempt from United States withholding taxes with respect to all payments to be made to such Lender hereunder and under the Notes. If for any reason during the term of this Agreement, any Lender becomes unable to submit the forms referred to above or the information or representations contained therein are no longer accurate in any material respect, such Lender shall promptly notify the Agent and the Borrower in writing to that effect. Unless the Borrower and the Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under any Note are not subject to United States withholding tax, the Borrower or the Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States.

(e)  Any Lender claiming any additional amounts payable pursuant to this
Section 2.14 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

(f) If the Borrower makes any additional payment to any Lender pursuant to this Section 2.14 in respect of any Taxes or Other Taxes, and such Lender determines that it has received (i) a refund of such Taxes or Other Taxes or (ii) a credit against or relief or remission for, or a reduction in the amount of, any tax or other governmental charge solely as a result of any deduction or credit for any Taxes or Other Taxes with respect to which it has received payments under this Section 2.14, such Lender shall, to the extent that it can do so without prejudice to the retention of such refund, credit, relief, remission or reduction, pay to the Borrower such amount as such Lender shall have determined to be attributable to the deduction or withholding of such Taxes or Other Taxes. If such Lender later determines that it was not entitled to such refund, credit, relief, remission or reduction to the full extent of any payment made pursuant to the first sentence of this Section 2.14(f), the Borrower shall upon demand of such Lender promptly repay the amount of such overpayment. Any determination made by such Lender pursuant to this Section 2.14(f) shall in the absence of bad faith or manifest error be conclusive, and nothing in this
Section 2.14(f) shall be construed as requiring any Lender to conduct its business or to arrange or alter in any respect its tax or financial affairs so that it is entitled to receive such a refund, credit or reduction or as allowing any person to inspect any records, including tax returns, of any Lender.

(g) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.14 shall survive the payment in full of principal and interest hereunder and under the Notes; provided, that no Lender shall be entitled to demand any payment under this Section 2.14 more than one year following the last day of the fiscal year of such Lender during which the liability in respect of such Taxes or Other Taxes was incurred; provided further, however, that the foregoing proviso shall in no way limit the right of any Lender to demand or receive any payment under this Section 2.14 to the extent that such payment relates to the retroactive application of any Taxes or Other Taxes if such demand is made within one year after the implementation of such Taxes or Other Taxes.

Section 2.15. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances made by it (other than pursuant to Section 2.02(c), 2.07, 2.11, 2.14 or 8.04(b)) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Advances made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to
(ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this
Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

                                Article III

                         Conditions of Borrowings;

Section 3.01. Conditions Precedent to Initial Borrowings. The obligation of each Lender to make its initial Advance is subject to the satisfaction, prior to or concurrently with the making of such initial Advance, of each of the following conditions precedent:

(a) Documents and Other Agreements. The Agent shall have received on or before the day of the initial Borrowing the following, each dated the same date, in form and substance satisfactory to the Agent and (except for the Notes) with one copy for each Lender:

(i)  The Notes payable to the order of each of the Lenders, respectively;

(ii) A true and correct copy of the Support Agreement, together with (1) a schedule of all "Obligations" thereunder and (2) a letter from the Parent to the Agent and the Lenders confirming that the obligations of the Borrower hereunder and under the Notes constitute "Obligations" under the Support Agreement and that the Lenders constitute "Lenders" under the Support Agreement;

(iii) Certified copies of the resolutions of the Board of Directors of the Borrower approving this Agreement, the Notes and the Support Agreement and of all documents evidencing other necessary corporate action with respect to this Agreement, the Notes and the Support Agreement;

(iv) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying (A) the names and true signatures of the officers of the Borrower authorized to sign this Agreement, the Notes and the Support Agreement and the other documents to be delivered hereunder; (B) that attached thereto are true and correct copies of the Articles of Incorporation and the By-laws of the Borrower, in each case as in effect on such date; (C) that attached thereto are true and correct copies of all governmental and regulatory authorizations and approvals required for the due execution, delivery and performance by the Borrower of this Agreement, the Notes and the Support Agreement;

(v) Certified copies of the minutes of the Board of Directors of the Parent approving the Support Agreement;

(vi) A certificate of the Secretary or an Assistant Secretary of the Parent certifying (A) the names and true signatures of the officers of the Parent authorized to sign the Support Agreement and the other documents to be delivered by the Parent hereunder; (B) that attached thereto are true and correct copies of the Articles of Incorporation and By-laws of the Parent, in each case as in effect on such date; and (C) that attached thereto are true and correct copies of all governmental and regulatory authorizations and approvals required for the due execution, delivery and performance by the Parent of the Support Agreement;

(vii) A certificate of the chief financial officer or treasurer of the Borrower, or such other officer of the Borrower acceptable to the Agent, stating, that (A) the representations and warranties contained in
Section 4.01 of this Agreement are correct in all material respects on and as of the date of such certificate as though made on and as of such date and (B) no Event of Default, and no event that with the giving, of notice or the passage of time, or both, would constitute an Event of Default, has occurred and is continuing;

(viii) A favorable opinion of Gardner, Carton & Douglas, special counsel for the Borrower and the Parent, substantially in the form of Exhibit D hereto and as to such other matters as any Lender through the Agent may reasonably request;

(ix) A favorable opinion of Patrick R. Northam, Esq., Managing Attorney, Corporate Transactions, substantially in the form of Exhibit E hereto and to such other matters as any Lender through the Agent may reasonably request; and

(x) The balance sheets of the Parent and its Subsidiaries as at December 31, 1995, and the related statements of income and retained earnings of the Parent and its Subsidiaries for the fiscal year then ended, certified by Arthur Andersen & Co., and the unaudited balance sheets of the Parent and its Subsidiaries as at September 30, 1996 and the related statements of income and retained earnings of the Parent and its Subsidiaries for the nine-month period then ended, accompanied by a certificate of the chief financial officer or treasurer of the Borrower stating that (A) such financial statements fairly present (subject, in the case of such financial statements as at September 30, 1996, to year-end adjustments) the financial condition of the Parent and its Subsidiaries for the periods ended on such dates, all in accordance with GAAP, and (B) except as disclosed in the Parent Reports (as hereinafter defined) there has been no material adverse change in the financial condition, operations, business or prospects of the Borrower or the Parent and its Subsidiaries, taken as a whole, as reflected in such financial statements for the fiscal year ended December 31, 1995.

Section 3.02. Condition Precedent to Each Borrowing. The obligations of each Lender to make an Advance (including, the initial Advance, but excluding, Conversions) shall be subject to the further condition precedent that on the date of such Advance the following statements shall be true (and each of the giving of the applicable notice or request with respect thereto and the making of such Advance shall constitute a representation and warranty by the Borrower on the date of such Advance such statements are true):

(i) The representations and warranties contained in Section 4.01 are correct in all material respects on and as of the date of such Advance, before and after giving effect to such Advance and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent that any such representation or warranty relates solely to an earlier date and except that the references set forth in Section 4.01(f) to the December 31, 1995 financial statements of the Parent and its Subsidiaries shall be deemed a reference to the financial statements of the Parent and its Subsidiaries most recently submitted to the Lenders;

(ii) The Borrower shall have received all Governmental Approvals necessary or advisable in connection with the Acquisition;

(iii) No event has occurred and is continuing, or would result from such Advance or from the application of the proceeds therefrom, that constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and

(iv) The Agent shall have received a certificate of the chief financial officer or the treasurer of the Borrower stating that the Borrower has completed its environmental due diligence on the projects that are part of the Acquisition and in the course of such due diligence the Borrower has not become aware of any material violations of Environmental Laws or any outstanding litigation regarding Environmental Laws relating to any projects that are part of the Acquisition which could reasonably be expected to result in a material adverse change in the financial condition, operations, business or prospects of the Parent and its Subsidiaries taken as a whole.

Section 3.03. Condition Precedent to Certain Conversions. The obligation of each Lender to Convert any Borrowing that, upon such Conversion, is to comprise Eurodollar Rate Advances is subject to the condition precedent that on the date of such Conversion no Event of Default shall have occurred and be continuing, and the giving by the Borrower of the applicable notice of Conversion described in Section 2.09(a) shall constitute a representation and warranty by the Borrower that no Event of Default has occurred and is continuing.

                                Article IV

                      Representations and Warranties;

Section 4.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

(a) Each of the Borrower and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business as a foreign corporation in each jurisdiction in which the nature of the business conducted or the property owned, operated or leased by it requires such qualification, except where failure to so qualify would not materially adversely affect the financial condition, operations, business, properties, or prospects of the Borrower or the Borrower and its Subsidiaries, taken as a whole.

(b) The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower's Articles of Incorporation or By-laws,
(ii) any law applicable to the Borrower or (iii) any contractual or legal restriction binding on or affecting the Borrower or its properties.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (each, a "Governmental Approval") is required as of the date of this Agreement for the due execution, delivery and performance by the Borrower of this Agreement or the Notes or by the Parent of the Support Agreement; and no Governmental Approval will be required after the date of this Agreement for the performance by the Borrower of this Agreement or the Notes or the performance of the Support Agreement by the Parent except for such Governmental Approvals (notice of each of which shall be promptly given to the Lenders) that shall be in full force and effect as and when required and not subject to appeal.

(d) This Agreement is, and the Notes when delivered hereunder will be, legal, valid and binding, obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by equitable principles or bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

(e) The Support Agreement is in full force and effect and has not been amended, modified, waived or terminated, except in accordance with the terms hereof and thereof, and the Parent is not in default of any of its obligations thereunder.

(f) The balance sheets of the Parent and its Subsidiaries as at December 31, 1995, and the related statements of income and retained earnings of the Parent and its Subsidiaries for the fiscal year then ended, certified by Arthur Andersen & Co., and the unaudited balance sheets of the Parent and its Subsidiaries as at September 30, 1996 and the related statements of income and retained earnings of the Parent and its Subsidiaries for the nine-month period then-ended, copies of each of which have been furnished to each Bank, fairly present (subject, in the case of such financial statements as at September 30, 1996, to year-end adjustments) the financial condition of the Parent and its Subsidiaries as at such dates and the results of the operations of the Parent and its Subsidiaries for the periods ended on such dates, all in accordance with GAAP (except as otherwise noted therein), and, except as disclosed in the Parent's Reports, since December 31, 1995, there has been no material adverse change in the financial condition, operations, business or prospects of the Borrower or the Parent and its Subsidiaries, taken as a whole, as reflected in such financial statements.

(g) Except as disclosed in the Parent's Annual Report to Stockholders for the year ended December 31. 1995, and in the Parent's Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission for the fiscal quarters ended March 31, 1996, June 30, 1996 and September 30, 1996, and reports on Form 8-K dated March 7, 1996, June 10, 1996, June 14, 1996, November 5, 1996, November 22, 1996, December 20, 1996 and January 6, 1997 (collectively, the "Parent Reports") there is no pending or threatened action or proceeding affecting the Borrower, the Parent or any of its Subsidiaries before any court, governmental agency or arbitrator that could reasonably be expected to have a material adverse effect on the financial condition, operations, business or prospects of the Borrower or the Parent and its Subsidiaries, taken as a whole, or that purports to affect the legality, validity, binding effect or enforceability of this Agreement, any Note or the Support Agreement. Except as disclosed in the Parent Reports, there has been no change in any such matter disclosed in such Annual Report the effect of which could reasonably be expected to cause any such material adverse effect.

(h) Without the prior consent of the Agent and the Lenders, no proceeds of any Advance have been or will be used directly or indirectly in connection with any transaction subject to the requirements of Section 14 of the Exchange Act with respect to which proxies, consents or authorizations are being sought by any person (as defined in the Exchange Act) other than the majority of the board of directors of the issuer in respect of which such proxies, consents or authorizations, as the case may be, are being sought.

(i) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System). Not more than 25% of the value of the assets of the Parent or of the Borrower and its Subsidiaries is, on the date hereof, represented by margin stock.

(j) The Borrower (i) is not a "public utility holding company" within the meaning of the Public Utility Holding, Company Act of 1935, as amended, and
(ii) is not an "investment company" or a company "controlled" by an "investment company" within the meaning, of the Investment Company Act of 1940, as amended, or an "investment advisor" within the meaning of the Investment Company Act of 1940, as amended.

(k) No ERISA Termination Event has occurred, or is reasonably expected to occur, with respect to any ERISA Plan that may materially and adversely affect the financial condition, operations, business or prospects of the Borrower or of the Parent and its Subsidiaries, taken as a whole.

(1) The Borrower is in compliance in all material respect with all applicable laws, rules, regulations and orders, including, without limitation, all Environmental Laws.

                                 Article V

                        Covenants of the Borrower;

Section 5.01. Affirmative Covenants. Unless the Majority Lenders shall otherwise consent in writing, so long as any Note or any amount payable by the Borrower hereunder shall remain unpaid, any Letter of Credit shall remain outstanding or any Lender shall have any Commitment hereunder, the Borrower will, and, in the case of Section 5.01(b), will cause its Subsidiaries to:

(a)  Reporting Requirements.  Furnish to the Lenders:

(i) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, consolidated and consolidating (showing each direct Subsidiary of the Parent) balance sheets of the Parent and its Subsidiaries as of the end of such quarter, consolidated and consolidating (showing each direct Subsidiary of the Parent) statements of income and retained earnings of the Parent and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, consolidated balance sheets of the Borrower as of the end of such quarter and consolidated statements of income and retained earnings of the Borrower for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, each certified by the chief financial officer or treasurer of the Borrower, or such other officer of the Borrower acceptable to the Agent;

(ii) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the annual report for such year for the Parent and its Subsidiaries, containing consolidated financial statements for such year, certified by Arthur Andersen & Co. or another nationally recognized firm of independent public accountants, and a copy of the unaudited consolidating (showing each direct Subsidiary of the Parent) financial statements of the Parent and its Subsidiaries and the consolidated financial statements of the Borrower for such year;

(iii) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower and within 120 days after the end of the fiscal year of the Borrower, a certificate of the chief financial officer or treasurer of the Borrower, or such other officer of the Borrower acceptable to the Agent,
(A) demonstrating, in reasonable detail and with supporting calculations, compliance with the ratio set forth in Section 6.01(k) hereof and
(B) stating that no Event of Default and no event that, with the giving of notice or lapse of time or both, will constitute an Event of Default has occurred and is continuing, or if an Event of Default or such event has occurred and is continuing, a statement setting forth details of such Event of Default or event and the action that the Borrower has taken and proposes to take with respect thereto;

(iv) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Parent and within 120 days after the end of the fiscal year of the Parent, a certificate of the chief financial officer or treasurer of the Parent, or such other officer of the Parent acceptable to the Agent,
(A) demonstrating, in reasonable detail and with supporting calculations, compliance by the Parent with the financial covenants set forth in Sections 4 and 6 of the Support Agreement and (B) stating that the Parent is not in default in the performance or observance of any term, covenant or agreement contained in the Support Agreement;

(v) as soon as possible and in any event within five days after the occurrence of each Event of Default and each event that, with the giving of notice or lapse of time or both, would constitute an Event of Default, continuing on the date of such statement, a statement of the chief financial officer or treasurer of the Borrower, or such other officer of the Borrower acceptable to the Agent, setting forth details of such Event of Default or event and the actions that the Borrower has taken and proposes to take with respect thereto;

(vi) as soon as possible and in any event within five days after the commencement of litigation against the Borrower or any of its Subsidiaries, or the receipt of a notice of default by the Borrower or any of its Subsidiaries, in either case, that could reasonably be expected to have a material adverse effect on the Borrower and its Subsidiaries taken as a whole, notice of such litigation or notice of default describing in reasonable detail the facts and circumstances concerning such litigation or default and the Borrower's or such Subsidiary's proposed actions in connection therewith;

(vii) promptly after the sending or filing thereof, copies of annual, quarterly or current reports on Forms 10-K, 10-Q or 8-K (or any successor forms thereto) and registration statements (other than any registration statement on Form S-8 and any registration statement in connection with a dividend reinvestment plan) that the Parent or the Borrower or any other Subsidiary of the Parent files which the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, or the Exchange Act, or with any national securities exchange; and

(viii) such other information respecting the condition or operations, financial or otherwise, of the Parent, the Utility, the Borrower or any of the Parent's other Subsidiaries as any Lender through the Agent may from time to time reasonably request.

(b) Keep Books; Corporate Existence; Maintenance of Properties; Compliance with Laws; Insurance; Rights of Inspection; Payment of Material
Obligations.

(i)  keep proper books of record and account, all in accordance with GAAP;

(ii) preserve and keep in full force and effecting its existence (except in each instance to the extent otherwise permitted pursuant to
Section 5.02(c)) and preserve and keep in full force and effect its licenses, rights and franchises to the extent necessary to carry on its business;

(iii) maintain and keep, or cause to be maintained and kept, its properties in good repair, working order and condition, and from time to time make or cause to be made all needful and proper repairs, renewals, replacements and improvements, in each case to the extent such properties are not obsolete and are necessary to carry on its business;

(iv) comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or its property, except to the extent being contested in good faith by appropriate proceedings, and compliance with ERISA and Environmental Laws, except in each case to the extent that any noncompliance could not reasonably be expected to have a material adverse effect on the financial condition, operations, business or prospects of the Borrower or the Borrower and its Subsidiaries, taken as a whole;

(v) maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which it operates;

(vi) subject to the requirements of laws or regulations applicable to the Borrower and in effect at the time, at any time and from time to time upon reasonable notice and during normal business hours, the Borrower shall permit (A) the Agent, any Lender, and their respective agents and representatives to examine and make copies of and abstracts from the records and books of account of, and the properties of, the Borrower and
(B) the Agent, each of the Lenders, and their respective agents and representatives to discuss the affairs, finances and accounts of the Borrower with the Borrower and its officers, directors and accountants; and

(vii) the Borrower shall pay when due, any and all obligations in respect of which the failure to pay when due could have a material adverse effect on the financial condition, results of operations, business or prospects of the Borrower or its ability to perform under this Agreement or any Note.

(c) Use of Proceeds. Use the proceeds of each Borrowing hereunder exclusively to finance the cost of the Acquisition.

Section 5.02. Negative Covenants. Unless the Majority Lenders shall otherwise consent in writing, so long as any Note or any amount payable by the Borrower hereunder shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not:

(a) Disposition of Assets. Sell, lease, transfer, convey or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets purchased or acquired with the proceeds of all or any portion of any Advance to any Person, or permit any of its Subsidiaries to do so, except that, (i) any such Subsidiary may transfer such assets to any other such Subsidiary or to the Borrower, (ii) any such Subsidiary may sell, lease, transfer, convey or otherwise dispose of all or substantially all of such assets to a Person other than the Borrower and its Subsidiaries (each a "Disposition"), (iii) any such Subsidiary may transfer its assets to any other Person in connection with a sale and leaseback financing entered into by such Subsidiary, and (iv) the Borrower and any of its Subsidiaries may sell such assets in a cash transaction, provided, in the case of any transaction described in clause (ii), (iii) or
(iv), the consideration (as hereinafter defined) received for such assets is at least equal to the fair value (as determined in good faith by the board of directors of the Borrower) thereof, and (A) such consideration is reinvested, or held in cash or cash equivalents for reinvestment, in other energy-related projects owned or to be owned by the Borrower or any of its Subsidiaries or (B) such consideration is applied immediately to the payment or prepayment of Debt of the Borrower or any of its Subsidiaries, provided further in each case, that immediately after giving effect to any such transaction, no Event of Default or event that with the giving of notice or the passage of time, or both, would constitute an Event of Default shall have occurred and be continuing. As used in this
Section 5.02(a), the term "consideration" shall mean cash consideration or the fair value of non-cash consideration (as determined in good faith by the board of directors of the Borrower) less (i) any provision for income or other taxes payable as a result of such Disposition and (ii) all brokerage commissions and other fees and expenses incurred in respect of such Disposition.

(b) Liens, Etc. Create or suffer to exist, or permit any of its direct or indirect Subsidiaries to create or suffer to exist, any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its direct or indirect Subsidiaries to assign, any right to receive income, in each case to secure or provide for the payment of any Debt, other than (i) liens or security interests existing on such property at the time of its acquisition (other than any such lien or security interest created in the contemplation of such acquisition), (ii) liens created by purchase money mortgages or other security interests upon or in any property acquired or held by the Borrower or any Subsidiary in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property,
(iii) liens or security interests upon or with respect to any of the Borrower's interests in its Subsidiaries (other than direct Subsidiaries of the Borrower) or any of the Borrower's Subsidiaries' assets incurred solely to secure repayment of project financing, for, or utility obligations of, such Subsidiary, (iv) liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business, securing obligations that are not overdue for a period of more than 30 days after the filing of any notice with respect to, or the Borrower's otherwise having notice of, such lien or that are being contested in good faith, (v) liens or security interests on assets of a Subsidiary securing Debt of such Subsidiary, provided that the aggregate principal amount of Debt of Subsidiaries secured by liens or security interests incurred pursuant to this subsection
(v) shall not exceed $10,000,000 at any time, (vi) liens on any assets of any Subsidiary of the Borrower in favor of the Borrower or any Subsidiary of the Borrower, and (vii) extensions and renewals of any lien or security interest described in clauses (i) through (vi) above, provided that (A) any such extension or renewal shall be limited to the property theretofore subject to such lien or security interest and (B) the principal amount of the Debt secured by such lien or security interest shall not be increased.

(c) Mergers and Consolidations. Merge or consolidate with or into any Person, or permit any of its Subsidiaries to do so, except (i) any Subsidiary of the Borrower may merge or consolidate with or into any other Subsidiary of the Borrower, (ii) any Subsidiary of the Borrower may merge with the Borrower and (iii) the Borrower may merge with the Parent, provided in each case that, immediately after giving effect to such proposed transaction, (A) no Event of Default or event that, with the giving of notice or lapse of time, or both, would constitute an Event of Default would exist and (B) in the case of any such transaction to which the Borrower is a party, the Borrower is the surviving corporation or the survivor shall have expressly assumed the obligations of the Borrower hereunder and under the Notes pursuant to an assumption agreement in form and substance satisfactory to the Majority Lenders.

(d) Modification of Support Agreement. Amend, modify, terminate or waive any provision of the Support Agreement, or consent to any of the foregoing, except in each case in accordance with the terms of the Support Agreement.

                                Article VI

                            Events of Default;

Section 6.01. Events of Default. If any of the following events (each, an "Event of Default") shall occur and be continuing:

(a) The Borrower shall fail to pay any principal of any Advance when the same becomes due and payable, or interest thereon or any other amount payable under this Agreement within two Business Days after the same becomes due and payable; or

(b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement or by the Parent (or any of its officers) in connection with this Agreement or the Support Agreement shall prove to have been incorrect in any material respect when made; or

(c) (i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.02, (ii) the Parent shall fail to perform or observe any term, covenant or agreement contained in the Support Agreement or (iii) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if the failure to perform or observe such other term, covenant or agreement shall remain unremedied for 20 days after written notice thereof shall have been given to the Borrower by the Agent or any Lender; or

(d) (i) The Borrower, the Parent, the Utility or LG&E Gas Systems, Inc. ("Gas Systems") shall fail to pay any principal of or premium or interest on any Debt which is outstanding in a principal amount in excess of $10,000,000 in the aggregate (but excluding Debt evidenced by the Notes) of the Borrower, the Parent, the Utility or Gas Systems, as the case may be, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or (iii) any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; provided, however, that clauses (ii) and (iii) above shall not apply to any Debt described in clause (vi) of the definition of "Debt" or any Debt described in clause (viii) of the definition of "Debt" in respect of Debt of others of the kind referred to in clause (vi) of the definition of "Debt"; or

(e) The Borrower, the Parent, the Utility or Gas Systems shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower, the Parent, the Utility or Gas Systems seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding, instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 90 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower, the Parent, the Utility or Gas Systems shall take any corporate action to authorize or to consent to any of the actions set forth above in this subsection (e); or

(f) Any judgment or order for the payment of money in excess of $10,000,000 shall be rendered against the Borrower, the Parent, the Utility or Gas Systems and shall remain unpaid and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(g) (i) An ERISA Plan of the Borrower or any ERISA Affiliate of the Borrower shall fail to maintain the minimum funding standards required by
Section 412 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), for any plan year or a waiver of such standard is sought or granted under Section 412(d) of the Code, or (ii) an ERISA Plan of the Borrower or any ERISA Affiliate of the Borrower shall have been terminated or the subject of termination proceedings under ERISA, or (iii) the Borrower or any ERISA Affiliate of the Borrower shall have incurred a liability to or on account of an ERISA Plan under Section 4062, 4063 or 4064 of ERISA and there shall result from such event either a liability or a material risk of incurring a liability to the PBGC or an ERISA Plan, or
(iv) any ERISA Termination Event with respect to an ERISA Plan of the Borrower or any ERISA Affiliate of the Borrower shall have occurred, and in the case of any event described in clauses (i) through (iv) of this subsection (g), (A) such event (if correctable) shall not have been corrected and (B) the then-present value of such ERISA Plan's vested benefits exceeds the then-current value of assets accumulated in such ERISA Plan by more than the amount of $10,000,000 (or in the case of an ERISA Termination Event involving the withdrawal of a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), the withdrawing employer's proportionate share of such excess shall exceed such amount); or

(h) Any provision of the Support Agreement shall for any reason (except pursuant to the terms thereof) cease to be valid and binding on any party thereto or any party thereto shall so state in writing; or

(i) Any authorization or approval or other action by any governmental authority or regulatory body required for the execution, delivery or performance of (i) this Agreement, the Notes or the Support Agreement by the Borrower or (ii) the Support Agreement by the Parent shall be terminated, revoked or rescinded or shall otherwise no longer be in full force and effect; or

(j) Failure by the Borrower to maintain a Consolidated Net Worth of $25,000,000 or more for any reason at any time; or

(k) The Capitalization Ratio of the Parent shall exceed 60% for any reason at any time;

then, and in any such event, the Agent shall at the request, or may with the consent, of the Majority Lenders, by notice to the Borrower (i) declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate and (ii) declare the Notes, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower or any of its Subsidiaries under the Federal Bankruptcy Code,
(A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                Article VII

                                 The Agent

Section 7.01. Authorization and Action. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Agent shall not be required to make any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law. The Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

Section 7.02. Agent's Reliance, Etc.; Neither the Agent nor any of its directors, officers, agents or employees shall be liable to any Lender or the Borrower for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the payee of any Note as the holder thereof until the Agent receives and accepts an Assignment and Acceptance entered into by the Lender which is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in
Section 8.07; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

Section 7.03. Bank of Montreal and Affiliates. With respect to its Commitment, the Advances made by it and the Note issued to it, Bank of Montreal shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Bank of Montreal in its individual capacity. Bank of Montreal and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if Bank of Montreal were not the Agent and without any duty to account therefor to the Lenders.

Section 7.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 4.01(f) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

Section 7.05. Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed by the Borrower), ratably according to (i) at any time on or prior to the Termination Date, the respective principal amounts of the Notes then held by each of them (or if no Notes are at the time outstanding or if any Notes are held by Persons which are not Lenders, ratably according to the respective amounts of their Commitments) and
(ii) at any time after the Termination Date, the respective principal amounts of the Notes then held by each of them (or if any Notes are held by Persons that are not Lenders, ratably according to the respective unpaid principal amounts of the Advances made by each Lender), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that such expenses are reimbursable by the Borrower but for which the Agent is not reimbursed by the Borrower.

Section 7.06. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment. within 30 days after the retiring Agent's giving of notice of resignation or the Majority Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank described in clause (i) or (ii) of the definition of "Eligible Assignee" and having a combined capital and surplus of at least $150,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. Notwithstanding the foregoing, if no Event of Default, and no event that with the giving of notice or the passage of time, or both, would constitute an Event of Default, shall have occurred and be continuing, then no successor Agent shall be appointed under this
Section 7.06 without the prior written consent of the Borrower, which consent shall not be unreasonably withheld or delayed.

                               Article VIII

                              Miscellaneous;

Section 8.01. Amendments, Etc.; No amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders (and, in the case of any amendment or waiver, the Borrower), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders (other than any Lender that is the Borrower or an Affiliate of the Borrower), do any of the following:
(a) waive any of the conditions specified in Section 3.01 or 3.02,
(b) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Notes or reduce the Eurodollar Margin or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder,
(e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action hereunder or
(f) amend this Section 8.01; and provided, further, that no amendment, waiver or consent shall, unless in writing, and signed by the Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Agent under this Agreement or any Note.

Section 8.02. Notices, Etc.; All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Borrower, at its address at 220 W. Main Street, Louisville, Kentucky 40202, Attention:
Treasurer; if to any Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to the Agent, at its address at 115 South LaSalle Street - 13

West, Chicago, Illinois 60603, Attention: J. Michael Linton; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to the Agent pursuant to Article II or VII shall not be effective until received by the Agent.

Section 8.03. No Waiver; Remedies.'; No failure on the part of any Lender or the Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 8.04. Costs and Expenses; Indemnification.'; (a) The Borrower agrees to pay on demand all costs and expenses incurred by the Agent in connection with the preparation, execution, delivery, syndication administration, modification and amendment of this Agreement, the Notes, the Support Agreement and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all costs and expenses, if any (including, without limitation, counsel fees and expenses of outside counsel and of internal counsel), incurred by the Agent and the Lenders in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Notes, the Support Agreement and the other documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 8.04(a).

(b) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.09 or
2.12 or a prepayment pursuant to Section 2.10 or acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, the Borrower shall, upon demand by any Lender (with a copy of such demand to the Agent), pay to the Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses (excluding, any loss of anticipated profits), costs or expenses which it may reasonably incur as a result of such payment or Conversion, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

(c) The Borrower hereby agrees to indemnify and hold each Lender, the Agent and their respective Affiliates and their respective officers, directors, employees and professional advisors (each, an "Indemnified Person") harmless from and against any and all claims, damages, losses, liabilities, costs or expenses (including reasonable attorney's fees and expenses, whether or not such Indemnified Person is named as a party to any proceeding or is otherwise subjected to judicial or legal process arising from any such proceeding) that any of them may incur or which may be claimed against any of them by any person or entity by reason of or in connection with the execution, delivery or performance of this Agreement, the Notes or any transaction contemplated thereby, or the use by the Borrower or any of its Subsidiaries of the proceeds of any Advance, except to the extent such claim, damage, loss, liability, cost or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Person's gross negligence or willful misconduct. The Borrower's obligations under this Section 8.04(c) shall survive the repayment of all amounts owing to the Lenders and the Agent under this Agreement and the Notes and the termination of the Commitments. If and to the extent that the obligations of the Borrower under this
Section 8.04(c) are unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

Section 8.05. Right of Set-off. Upon (i) the occurrence and during the continuance of any Event of Default and (ii) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Agent to declare the Notes due and payable pursuant to the provisions of
Section 6.01, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and any Note held by such Lender irrespective of whether or not such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this
Section 8.05 are in addition to other right and remedies (including, without limitation, other rights of set-off) which such Lender may have.

Section 8.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Agent and when the Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Agent and each Lender and their respective successors and permitted assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

Section 8.07. Assignments and Participations. (a) Each Lender may, with the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed), assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, (ii) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 (or if less, the entire amount of such Lender's Commitment) and shall be an integral multiple of $1,000,000,
(iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement together with copies of the financial statements referred to in Section 4.01(f) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(iv) such assignee will, independently and without reliance upon the Agent, upon such assigning Lender or upon any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(c) The Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment (or, if the Commitments have terminated, the principal amount of the Advances) assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment (or, if the Commitments have terminated, Advances) hereunder, a new Note to the order of the assigning Lender in an amount equal to the Commitment (or, if the Commitments have terminated, Advances) retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

(e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement, the Notes (including, without limitation, all or a portion of its Commitment, the Advances owing to it, and the Note or Notes held by
it); provided, however, that (i) such Lender's obligations under this Agreement and the Notes, (including, without limitation, its Commitment to the Borrower hereunder), shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement and the Notes, and
(iv) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the Notes.

(f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree in writing to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Lender.

(g) Notwithstanding anything to the contrary set forth herein, any Lender may assign, as collateral or otherwise, any of its rights hereunder and under the Notes (including, without limitation, its rights to receive payments of principal and interest hereunder and under the Notes) to any Federal Reserve Bank without notice to or consent of the Borrower or the Agent.

(h) If any Lender shall make demand for payment under Section 2.11(a), 2.11(b) or 2.14, or shall deliver any notice to the Agent pursuant to
Section 2.l2 resulting in the suspension of certain obligations of the Lenders with respect to Eurodollar Rate Advances, then upon termination of such 60-day period or within 60 days of such demand (if, and only if, such payment demanded under Section 2.11(a), 2.11(b) or 2.14, as the case may be, shall have been made by the Borrower) or such notice (if such suspension is still in effect), as the case may be, the Borrower, may demand that such Lender assign in accordance with this Section 8.07 to one or more Eligible Assignees designated by the Borrower all (but not less than all) of such Lender's Commitment and the Advances owing to it within the next 30 days. If any such Eligible Assignee designated by the Borrower shall fail to consummate such assignment on terms reasonably acceptable to such Lender, or if the Borrower shall fail to designate any such Eligible Assignee for all of such Lender's Commitment or Advances, then such Lender may assign such Commitment and Advances to any other Eligible Assignee in accordance with this Section 8.07 during such 30-day period.

Section 8.08. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of Illinois.

Section 8.09. Waiver of Jury Trial. The Borrower, the Agent and the Lenders hereby irrevocably waive all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or any Note or any other instrument or document delivered hereunder or thereunder.

Section 8.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 8.11. Confidentiality. In connection with this Agreement and the transactions contemplated hereby (including, without limitation, Section 5.01(b)(vi) hereof), the Borrower may provide the Agent or any Lender with certain confidential, non-public or proprietary written information concerning the Borrower's business ("Confidential Borrower Information"). The Agent and each Lender agree to hold any Confidential Borrower Information provided to it hereunder in confidence and agree that except as otherwise expressly provided herein, they will not disclose to any Person any portion of the Confidential Borrower Information so provided without the prior written consent of the Borrower. It is understood however, that Confidential Borrower Information shall not include information that is or becomes publicly available, information that was available to the Agent or any Lender prior to disclosure by the Borrower hereunder or information which becomes available to the Agent or any Lender on a non-confidential basis from a source that is not known to such Person to be subject to a confidentiality agreement with the Borrower. It is further understood that Confidential Borrower Information may be disclosed by the Agent or any Lender (i) to such Person's directors, officers, employees, affiliates, agents, advisors and consultants on a "need to know" and confidential basis in connection with this Agreement and the transactions contemplated hereby, (ii) to other Lenders and prospective Lenders who have agreed in writing to maintain the confidentiality of such Confidential Borrower Information (it being understood that any prospective Lenders shall be required to enter into an agreement to maintain the confidentiality of any Confidential Borrower Information to be provided to them), (iii) at the request of any regulatory or examining authority having jurisdiction over such Person, (iv) pursuant to subpoena or other legal process or as otherwise required by law, in which case, the Agent or any Lender, as the case may be, shall provide the Borrower with notice of such disclosure promptly so that the Borrower may seek a protective order or appropriate remedy if available, unless provision of any such notice would result in a violation of any such subpoena or order of a court of competent jurisdiction, and (v) in their respective banking relationships with the Borrower. The respective obligations of the Agent and each Lender hereunder with respect to Confidential Borrower Information shall survive the Termination Date but shall terminate on the date one year subsequent thereto.

In Witness Whereof, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                              LG&E Energy Systems Inc.


                              By
                              Name:  Charles A. Markel III
                              Title:  Treasurer


Commitment:  $100,000,000     Bank of Montreal,
                              individually and as Agent


                              By
                              Name:
                              Title:

                                Schedule I

Lender                 Domestic Lending           Eurodollar
                       Office                     Recording Office
Bank of Montreal       115 South LaSalle Street   115 South LaSalle
                       Chicago, Illinois  60603   Street
                       Attention:  J. Michael     Chicago, Illinois
                       Linton                     60603
                                                  Attention:  J. Michael
                                                  Linton





                                 Exhibit A

                               Form of Note

U.S.$____________                               Dated: ____________, 19__

For value received, the undersigned, LG&E Energy Systems Inc., a Kentucky corporation (the "Borrower"), hereby promises to pay to the order of ___________ (the "Lender") for the account of its Applicable Lending Office (such term and other capitalized terms herein being used as defined in the Credit Agreement referred to below) the principal sum of U.S.$_______________ or, if less, the aggregate principal amount of the Advances made by the Lender to the Borrower pursuant to the Credit Agreement outstanding on the Maturity Date, payable on the Maturity Date.

The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

Both principal and interest are payable in lawful money of the United States of America to Bank of Montreal, as Agent, at 115 South LaSalle Street, Chicago, Illinois 60603, in same day funds. Each Advance made by the Lender to the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, dated as of February 11, 1997 (the "Credit Agreement"), among the Borrower, the Lender and certain other banks parties thereto, and Bank of Montreal, as Agent for the Lender and such other banks. The Credit Agreement, among, other things, (i) provides for the making of Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of Illinois.

LG&E Energy Systems Inc.


                         By
                              Name:
                              Title:


Page A-53



           Advances, Interest Periods and Payments of Principal



                         Interest                Amount of
                         Period (if              Unpaid
            Amount of    any) of     Principal   Principal    Notation
Date        Advance      Advance     Paid or     Balance      Made By
                                     Prepaid


































                                 Exhibit B

                        Form of Notice of Borrowing

                                  [Date]

Bank of Montreal, as Agent
for the Lenders parties
to the Credit Agreement
referred to below
115 South LaSalle Street - 13 West
Chicago, Illinois 60603
Attention:  J. Michael Linton

Ladies and Gentlemen:

The undersigned, LG&E Energy Systems Inc., refers to the Credit Agreement, dated as of February 11, 1997 (the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto and Bank of Montreal, as Agent for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Borrowing under the Credit Agreement, and in connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.02(a) of the Credit Agreement:

(i)  The Business Day of the Proposed Borrowing is ________, 1997.

(ii) The Type of Advances to be made in connection with the Proposed Borrowing is [Base Rate Advances ] [Eurodollar Rate Advances].

(iii)  The aggregate amount of the Proposed Borrowing is $___________.

(iv) The Interest Period for each Advance made as part of the Proposed Borrowing is [__ month[s]].

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(A) the representations and warranties contained in Section 4.01 are correct, in all material respects before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent that any such representation or warranty relates solely to an earlier date and except that the references set forth in Section 4.01(f) of the Credit Agreement to the December 31, 1995 financial statements of the Parent and its Subsidiaries shall be deemed a reference to the financial statements of the Parent and its Subsidiaries most recently submitted to the Lenders;

(B) no event has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom, that constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both; and

(C) including this Notice of Borrowing, the Borrower has not delivered more than three (3) Notices of Borrowing.


Very truly yours,




LG&E Energy Systems Inc.



                         By
                              Name:
                              Title:


Page B-56



                                 Exhibit C

                     Form of Assignment and Acceptance

                         Dated ____________, 19__

Reference is made to the Credit Agreement, dated as of February 11, 1997 (the "Credit Agreement"), among, LG&E Energy Systems Inc., a Kentucky corporation (the "Borrower"), the Lenders (as defined in the Credit Agreement) and Bank of Montreal, as Agent for the Lenders (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

____________ (the "Assignor") and ____________ (the "Assignee") agree as follows:

1. The Assignor hereby sells and assigns without recourse to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement, including, without limitation, such interest in the Assignor's Commitment, the Advances owing to the Assignor, and the Note[s] held by the Assignor. After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Advances owing to the Assignee will be as set forth in Section 2 of Schedule 1.

2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note[s] referred to in paragraph 1 above and requests that the Agent exchange such Note[s] for a new Note payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto or new Notes payable to the order of the Assignee in an amount equal to the Commitment (or, if the Commitments have terminated, the Advances) assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment (or, if the Commitments have terminated, the Advances) retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; [and] (vi) specifies as its, Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof [and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that it is exempt from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes]. (1)

4. Following the execution of this Assignment and Acceptance by the Assignor and the Assignee, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date of this Assignment and Acceptance shall be the date of acceptance thereof by the Agent, unless otherwise specified on Schedule 1 hereto (the "Effective Date").

5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Agreement and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

(1) If the Assignee is organized under the laws of a jurisdiction outside the United States

Page C-58

7. This assignment and acceptance shall be governed by, and construed in accordance with, the laws of the State of Illinois.

In witness whereof, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on Schedule 1 hereto.


                              [Name of Assignor]


                         By
                              Name:
                              Title:


                              [Name of Assignee]


                         By
                              Name:
                              Title:


                         Domestic Lending Office (and address for notices):
                              [Address]


                         Eurodollar Lending Office:
                              [Address]


Accepted this _____
day of ____________,
19__


[Name of Agent]

Page C-59

By_____________________
  Name:
  Title:



Page C-60


                                Schedule 1
                                    to
                         Assignment and Acceptance

                         Dated ____________, 19__

Section 1

     Percentage Interest:                                          _____%

Section 2.

     Assignee's Commitment:                                        $_____

     Aggregate Outstanding Principal
      Amount of Advances owing to the Assignee:                    $_____

     A Note payable to the order of the Assignee
     Dated: ____________, 19__

                                        Principal Amount:          $_____

     A Note payable to the order of the Assignor
     Dated: ____________, 19__

                                        Principal Amount:          $_____

Section 3.

     Effective Date (2):                ____________, 19__




(2) This date should be no earlier than the date of acceptance by the Agent.




                                 Exhibit D

                    Form of Opinion of Special Counsel
                      for the Borrower and the Parent

                                  [Date]


To each of the Banks which is a
  party to the Credit Agreement,
  dated as of February 11, 1997,
  among LG&E Energy Systems
  Inc., said Banks and Bank of
  Montreal, as Agent for said
  Banks

                         LG&E Energy Systems Inc.

Ladies and Gentlemen:

This opinion is furnished to you pursuant to Section 3.01 of the Credit Agreement, dated as of February 11, 1997 (the "Credit Agreement"), among LG&E Energy Systems Inc., a Kentucky corporation (the "Borrower"), the Banks named therein and Bank of Montreal, as Agent for said Banks. Terms defined in the Credit Agreement are used herein as therein defined.

We have acted as counsel to LG&E Energy Corp., a Kentucky corporation (the "Parent"), and have served as counsel to the Parent and the Borrower in connection with the preparation, execution and delivery of the Credit Agreement, the Notes and the Support Agreement.

In that connection, we have examined:

(1)  the Credit Agreement;

(2)  the Notes executed and delivered on the date hereof (the "Initial
Notes");

(3)  the Support Agreement;

(4)  the documents furnished by the Borrower and the Parent pursuant to
Section 3.01 of the Credit Agreement;

(5) the Articles of Incorporation of the Borrower and all amendments thereto (the "Borrower Charter");

(6) the by-laws of the Borrower and all amendments thereto (the "Borrower By-laws");

(7) a certificate of the Secretary of Commonwealth of Kentucky, dated February 10, 1997, attesting to the continued corporate existence and good standing of the Borrower in that State;

(8) the Articles of Incorporation of the Parent and all amendments thereto (the "Parent Charter");

(9) the by-laws of the Parent and all amendments thereto (the "Parent By-laws"); and

(10) a certificate of the Secretary of Commonwealth of Kentucky, dated February 10, 1997, attesting to the continued corporate existence and good standing of the Parent in that State.

We have also examined the originals, or copies certified to our satisfaction, of such other corporate records of the Borrower and the Parent, certificates of public officials and of officers of the Borrower and the Parent, and agreements, instruments and other documents, as we have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon certificates of the Borrower or the Parent, or their respective officers, or of public officials. We have assumed the due execution and delivery, pursuant to due authorization, of the Credit Agreement by the Banks and the Agent.

We are qualified to practice law in the State of Illinois and do not purport to be expert on any laws other than the laws of the State of Illinois and the Federal laws of the United States. With your permission, we have relied without independent investigation upon the opinion being delivered to you of Patrick R. Northam, Esq., a member of the Kentucky Bar, as to all matters of Kentucky law involved in opinions set forth below. In our opinion, you and we are justified in so relying, upon the opinion of Patrick R. Northam, Esq.

Page D-63

Based upon the foregoing, and upon such investigation as we have deemed necessary, we are of the following opinion:

1. Each of the Borrower and the Parent is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky.

2. The execution, delivery and performance by the Borrower of the Credit Agreement, the Notes and the Support Agreement are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower Charter or the Borrower By-laws or (ii) any Federal law, rule or regulation applicable to the Borrower (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or (iii) any contractual or legal restriction contained in any indenture, loan or credit agreement, mortgage or note of the Borrower or, to our knowledge, contained in any other similar agreement or instrument to which the Borrower is a party.

3. No authorization, approval or other action by, and no notice to or filing with, any agency or instrumentality of the government of the United States is required for the due execution, delivery and performance by the Borrower of the Credit Agreement, the Notes and the Support Agreement or by the Parent of the Support Agreement.

4. The Credit Agreement and the Initial Notes have been duly executed and delivered on behalf of the Borrower. The Credit Agreement and the Initial Notes are the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

5. The execution, delivery and performance by the Parent of the Support Agreement are within the Parent's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Parent Charter or the Parent By-laws or (ii) any Federal law, rule or regulation applicable to the Parent (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or
(iii) any contractual or legal restriction contained in any indenture, loan or credit agreement, mortgage or note of the Parent or, to our knowledge, contained in any other similar agreement or instrument to which the Parent is a party.

6. The Support Agreement has been duly executed and delivered by the Parent and the Borrower. The Support Agreement is the legal, valid and binding obligation of the Parent and the Borrower enforceable against the Parent and the Borrower, respectively, in accordance with its terms.

Page D-64

The opinions set forth above are subject to the following qualifications:

(a) Our opinions in paragraphs 4 and 6 above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally.

(b) Our opinions in paragraphs 4 and 6 above are subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(c) Except as set forth below, we express no opinion herein as to the validity or enforceability of any provision regarding choice of law to govern the Credit Agreement and the Notes or of any provision of the Credit Agreement for indemnification. However, we understand that this transaction was principally negotiated in Illinois and the Credit Agreement and the Notes were delivered by the Borrower in Illinois and the monetary obligations of the Borrower are payable in Illinois. Accordingly, we believe that an Illinois court would have a reasonable basis to and should recognize and give effect to the provisions of Section 8.08 of the Credit Agreement wherein the parties thereto agree that the Credit Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of Illinois

(d) We express no opinion as to whether the execution, delivery and performance of the Credit Agreement and the Notes by the Borrower or of the Support Agreement by the Parent will constitute a breach of, or constitute a default under, any convenant or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Parent or the Borrower contained in any agreement to which the Parent or the Borrower is a party.

This opinion is rendered only with respect to the laws and the regulations which are in effect as of the date hereof. We assume no responsibility for updating this opinion to take into account any event, action, interpretation or change of law occurring subsequent to the date hereof that may affect the validity of any of the opinions expressed herein.

The foregoing opinion is furnished solely for the benefit of the addressees hereof in connection with the Credit Agreement, the Notes and the Support Agreement and the transactions contemplated thereby, and may not be relied upon by an other Person (other than

Page D-65

any Person that may become a Lender under the Credit Agreement after the date hereof) or for any other purpose without our prior written consent.


Very truly yours,





Page D-66

                                 Exhibit E

                   Form of Opinion of Corporate Attorney
                      for the Borrower and the Parent


                                  [Date]


To each of the Banks which is a
  party to the Credit Agreement,
  dated as of February 11, 1997,
  among LG&E Energy Systems
  Inc., said Banks and Bank of
  Montreal, as Agent for said
  Banks

                         LG&E Energy Systems Inc.

Ladies and Gentlemen:

This opinion is furnished to you pursuant to Section 3.01 of the Credit Agreement, dated as of February 11, 1997 (the "Credit Agreement"), among, LG&E Energy Systems Inc., a Kentucky corporation (the "Borrower"), the Banks named therein and Bank of Montreal., as Agent for said Banks. Terms defined in the Credit Agreement are used herein as therein defined.

I am Associate Corporate Attorney for LG&E Energy Corp., a Kentucky corporation (the "Parent") and have served as counsel to the Parent and the Borrower in connection with the preparation, execution and delivery of the Credit Agreement, the Notes and the Support Agreement.

In that connection, I have examined:

(1)  the Credit Agreement;

(2)  the Notes executed and delivered on the date hereof (the "Initial
Notes");

(3)  the Support Agreement;

(4)  the documents furnished by the Borrower and the Parent pursuant to
Section 3.01 of the Credit Agreement;

(5) the Articles of Incorporation of the Borrower and all amendments thereto (the "Borrower Charter");

(6) the by-laws of the Borrower and all amendments thereto (the "Borrower By-laws");

(7) a certificate of the Secretary of Commonwealth of Kentucky, dated February 10, 1997, attesting to the continued corporate existence and good standing of the Borrower in that State;

(8) the Articles of Incorporation of the Parent and all amendments thereto (the "Parent Charter");

(9) the by-laws of the Parent and all amendments thereto (the "Parent By-laws"); and

(10) a certificate of the Secretary of Commonwealth of Kentucky, dated February 10, 1997, attesting to the continued corporate existence and good standing of the Parent in that State.

I have also examined the originals, or copies certified to my satisfaction, of such other corporate records of the Borrower and the Parent, certificates of public officials and of officers of the Borrower and the Parent, and agreements, instruments and other documents, as I have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, I have, when relevant facts were not independently established by me, relied upon certificates of the Borrower or the Parent, or their respective officers, or of public officials. I have assumed the due execution and delivery, pursuant to due authorization, of the Credit Agreement by the Banks and the Agent.

I am qualified to practice law in the Commonwealth of Kentucky and do not purport to be expert on any laws other than the laws of the Commonwealth of Kentucky.

Based upon the foregoing and upon such investigation as I have deemed necessary, I am of the following opinion:

1. Each of the Borrower and the Parent is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky.

Page E-68

2. The execution, delivery and performance of the Borrower of the Credit Agreement, the Notes and the Support Agreement are with the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower Charter or the Borrower By-laws or (ii) any law, rule or regulation of the Commonwealth of Kentucky or
(iii) any contractual or legal restriction contained in any indenture, loan or credit agreement, mortgage or note of the Borrower or, to my knowledge, contained in any other similar agreement or instrument to which the Borrower is a party.

3. No authorization, approval or other action by, and no notice to or filing with, any agency or instrumentality of the government of the Commonwealth of Kentucky is required for the due execution, delivery and performance by the Borrower of the Credit Agreement, the Notes and the Support Agreement or by the Parent of the Support Agreement.

4. The Credit Agreement and the Initial Notes have been duly executed and delivered on behalf of the Borrower. In any action or proceeding, arising out of or relating to the Credit Agreement or any Notes in any court of the Commonwealth of Kentucky or in any federal court sitting in the Commonwealth of Kentucky, such court would recognize and give effect to the provisions of Section 8.08 of the Credit Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of Illinois. Without limiting, the generality of the foregoing, a court of the Commonwealth of Kentucky or a federal court sitting in the Commonwealth of Kentucky would apply the usury law of the State of Illinois, and would not apply the usury law of the Commonwealth of Kentucky, to the Credit Agreement and the Notes. However, if a court were to hold that the Credit Agreement and the Notes are covered by, and to be construed in accordance with, the laws of the Commonwealth of Kentucky, the Credit Agreement and the Notes would be, under the laws of the Commonwealth of Kentucky, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

5. The execution, delivery and performance by the Parent of the Support Agreement are within the Parent's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Parent Charter or the Parent By-laws or (ii) any law, rule or regulation of the Commonwealth of Kentucky applicable to the Parent or (iii) any contractual or legal restriction contained in any indenture, loan or credit agreement, mortgage or note of the Parent or, to my knowledge, contained in any other similar agreement or instrument to which the Parent is a party.

Page E-69

6. The Support Agreement has been duly executed and delivered by the Parent and the Borrower. The Support Agreement is the legal, valid and binding, obligation of the Parent and the Borrower enforceable against the Parent and the Borrower, respectively, in accordance with its terms.

7. There are no pending or, to my knowledge, overtly threatened actions or proceedings against the Borrower, the Parent or any of their respective Subsidiaries before any court, governmental agency or arbitrator that purport to effect the legality, validity, binding effect or enforceability of the Credit Agreement, any Note or the Support Agreement or, except as disclosed in the Parent Reports, all previously furnished to you, that could reasonably be expected to have a material adverse effect upon the financial condition, operations, business or prospects of the Borrower or the Parent and its Subsidiaries, taken as a whole.

The opinions set forth above are subject to the following qualifications:

(a) The opinions in the last sentence of paragraph 4 and paragraph 6 above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally.

(b) The opinions in the last sentence of paragraph 4 and paragraph 6 above are subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, (regardless of whether considered in a proceeding in equity or at law).

The foregoing opinion is furnished solely for the benefit of the addressees hereof and, except as set forth in the immediately succeeding sentence, may not be relied upon by any other Person (other than any Person that may become a Lender under the Credit Agreement after the date hereof or for any other purpose without my prior written consent.

Very truly yours,






Page E-70